Exhibit 4.7

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                         FIRSTPLUS FINANCIAL GROUP, INC.

                                     Issuer


                                       AND


                                  HSBC BANK USA

                                     Trustee


                             SUPPLEMENTAL INDENTURE

                          Dated as of December 4, 2000


                       Certificated Interests Representing

                 Beneficial Interests in The FPFI Creditor Trust

                                  Exchanged For

                  7.25% Convertible Subordinated Notes Due 2003

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         SUPPLEMENTAL INDENTURE, executed and entered into on May __, 2001, to be effective as of December 4, 2000, by and between FIRSTPLUS FINANCIAL GROUP, INC., a Nevada corporation (the "Company"), and HSBC BANK USA, Indenture Trustee (the "Trustee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company, as successor in interest to RAC Financial Group, Inc., and the Trustee, as successor in interest to Bank One, Columbus, N.A., are parties to the Indenture, dated as of August 20, 1996 (the "Indenture") relating to the Company's 7.25% Convertible Subordinated Notes Due 2003 (the "Notes");

         WHEREAS, the Company and the Trustee are parties to that certain Compromise and Settlement Agreement Between the Trustee, Certain Holders of 7.25% Convertible Subordinated Notes due 2003 and the Company and Related Entity and Persons (the "Settlement Agreement"), entered into effective April 17, 2000, whereby the parties agreed to resolve all issues and controversies among them regarding outstanding obligations under the Notes;

         WHEREAS, in connection with implementing the Settlement Agreement and the Modified Third Amended Plan of Reorganization of FirstPlus Financial, Inc. (the "Plan"), Case No. 99-31869-HCA-11 (Chapter 11), confirmed on April 7, 2000 by the United States Bankruptcy Court, Northern District of Texas, Dallas Division (the "Court"), the Court approved the Plan that contemplates an exchange of the Notes for Certificates representing direct obligations under the Plan;

         WHEREAS, in connection with implementing the Settlement Agreement, the United States District Court for the Southern District of New York approved an Exchange Offer whereby the Noteholders exchange the Notes for Certificates representing direct obligations to the Noteholders under the Plan and the Settlement Agreement; and

         WHEREAS, the Company and the Trustee desire to execute this Supplemental Indenture to implement the terms and conditions of the Company's obligations with respect to the Notes and the Indenture.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

         1. Article I of the Indenture is hereby amended in its entirety so as to read as follows:

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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. The words "herein," "hereof," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article or Section.

         Assignment: The term "Assignment" shall have the meaning specified in
Section 2.3(b).

         Assignment of Beneficial Interest: The term "Assignment of Beneficial Interest" shall mean that certain instrument in the form identified as "Exhibit A" to the Trust Agreement.

         Bankruptcy Trustee: The term "Bankruptcy Trustee" shall mean the Trustee and any successor Trustee under the Trust Agreement.

         Cash Payments: The term "Cash Payments" shall have the meaning specified in Section 2.3(a).

         Certificate or Certificates: The terms "Certificate" or "Certificates" shall mean any Certificate or Certificates, as the case may be, authenticated and delivered under this Indenture.

         Certificateholder; holder: The terms "Certificateholder" and "holder" shall mean any Person in whose name is registered at the time a particular Certificate authenticated and delivered pursuant to this Indenture on the books of the Registrar.

         Class 4 General Unsecured Claim: The term "Class 4 General Unsecured Claim" shall mean General Unsecured Claims classified in Class 4 under the Plan.

         Company: The term "Company" shall mean FirstPlus Financial Group, Inc., a Nevada corporation.

         FPFG Costs: The term "FPFG Costs" shall mean certain obligations of the Company directly payable by the FPFI Trust, including an obligation to pay $1,428,000 to the Trustee pursuant to this Indenture and as provided in the Plan.

         FPFG Intercompany Claim: The term "FPFG Intercompany Claim" shall mean the Allowed Class 4 General Unsecured Claim asserted by FirstPlus Financial Group, Inc. against FirstPlus Financial, Inc., as allowed in accordance with
Section 6.5.14 of the Plan.

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         FPFI Trust: The term "FPFI Trust" shall mean The FPFI Creditor Trust created under the Trust Agreement.

         Indenture: The term "Indenture" shall mean that certain Indenture, dated as of August 20, 1996, by and between the Company, as successor in interest to RAC Financial Group, Inc., and HSBC Bank USA, as successor in interest to Bank One, Columbus, N.A., as Trustee, as supplemented by this Supplemental Indenture.

         Noteholder: The term "Noteholder" shall mean any Person in whose name is registered at the time a particular Note authenticated and delivered pursuant to the Indenture on the Note registrar's (as defined in the Indenture) books.

         Notes: The term "Notes" shall have the meaning specified in the recitals hereto.

         Person: The term "Person" shall mean a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

         Plan: The term "Plan" shall mean the Modified Third Amended Plan of Reorganization of FirstPlus Financial, Inc., confirmed April 7, 2000.

         Registrar: The term "Registrar" shall have the meaning specified in
Section 2.5(a).

         Servicing Business Expense: The term "Servicing Business Expense" shall mean certain obligations of Western Interstate Bancorp directly payable by the FPFI Trust, including an obligation to pay $1,428,000 to the Trustee pursuant to this Indenture and as provided in the Plan.

         Settlement Agreement: The term "Settlement Agreement" shall mean that certain Compromise and Settlement Agreement Between HSBC Bank USA, as Indenture Trustee, Certain Holders of 7.25% Convertible Subordinated Notes due 2003 and FirstPlus Financial Group, Inc. and Related Entity and Persons, entered into effective April 17, 2000.

         Supplemental Indenture: The term "Supplemental Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         Trust Agreement: The term "Trust Agreement" shall mean that certain Trust Agreement for The FPFI Creditor Trust, dated May 10, 2000, by and between FirstPlus Financial, Inc., the Company, Western Interstate Bancorp and David T. Obergfell.

         Trustee: The term "Trustee" shall mean HSBC Bank USA, its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

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         Units: The term "Units" shall have the meaning specified in Section
2.4(a).

         Section 1.2 Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.

     2. Article II of the Indenture is hereby amended in its entirety so as to read as follows:

                                   ARTICLE II

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                          AND EXCHANGE OF CERTIFICATES

         Section 2.1 Designation, Amount and Issue of Certificates. The Certificates shall be designated as "Certificated Interests representing Beneficial Interests in The FPFI Creditor Trust exchanged for 7.25% Convertible Subordinated Notes Due 2003." The Certificates shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Certificates upon the written order of the Company, signed by its (a) Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer, and (b) any Treasurer or Secretary or any Assistant Secretary, without any further action by the Company hereunder.

         Section 2.2 Form of Certificates. The Certificates shall be substantially in the form of Exhibit A hereto, with such legends as the Company shall notify the Trustee in writing. The Certificates shall be registered in the name of the holders thereof, duly executed by the Company and authenticated by the Trustee or the authenticating agent as provided herein.

         The terms and provisions contained in the forms of Certificates attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

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         Section 2.3 Means for Effecting the Payment of the Certificates The
Company's obligations under the Notes shall be extinguished by delivery of the Certificates which will provide the following:

     (a) Payment to the FPFI Trust of cash in the amount of $2,856,000 (the "Cash Payments") paid in two equal payments of $1,428,000 from each of the Servicing Business Expenses and the FPFG Costs as provided in the Plan with irrevocable instructions that the FPFI Trust shall distribute such Cash Payments to the Trustee from the FPFI Trust. Within ten (10) days of the receipt by the Trustee of the Cash Payments, the Trustee will distribute these cash amounts to Certificateholders pro rata in proportion to the Units held by each Certificateholder, payable by check mailed to the Certificateholder at the registered address of such Certificateholder unless other arrangements are made in accordance with this Indenture.

     (b) Assignment to the Trustee of a twenty-five percent (25%) irrevocable interest in the FPFG Intercompany Claim, the amount of which will not be less than $12,500,000 (the "Claim"). The Company shall execute and deliver to the FPFI Trust an Assignment of Beneficial Interest designating the Trustee as the record owner of the legal and beneficial interest in the Claim (the "Assignment"). Within ten (10) days of any receipt of funds from the Claim by the Trustee, the Trustee shall distribute these funds to Certificateholders pro rata in proportion to the Units held by each Certificateholder, payable by check mailed to the Certificateholder at the registered address of such Certificateholder unless other arrangements are made in accordance with this Indenture.

     (c) At any time at or following the delivery to the FPFI Trust of the Assignment, either the Trustee or a Certificateholder may request the FPFI Trust to register such Certificateholder's pro rata interest in the Assignment directly in the name of that Certificateholder pursuant to an executed Assignment of Beneficial Interest and in accordance with clauses (i) to (iii) of this subsection (c).

         (i) Right to Convert. Subject to and upon compliance with the provisions of this Indenture, the holder of any Certificate shall have the right, at the option of such holder, at any time to convert the Units represented by such Certificate, or any portion of such Units that is 1,000 Units or an integral multiple thereof, into an irrevocable interest in the FPFG Intercompany Claim determined by dividing (i) twenty-five percent (25%), by (ii) a number equal to the ratio that the amount of Units surrendered for conversion bears to the total amount of all outstanding Units; provided, however, that in no event shall any such conversion result in the Trustee owning a Beneficial Interest (as defined in the Trust Agreement) worth less than $100. A holder of Certificates is not entitled to any rights of a holder of a Beneficial Interest until such holder is registered as a holder of a Beneficial Interest pursuant to the terms of the Trust Agreement and only to the extent such Certificates are deemed to have been converted to a Beneficial Interest under this Article II.

         (ii) Exercise of Conversion Privilege. In order to exercise the conversion privilege with respect to any Certificate, the holder of any such Certificate to be converted in whole or in part, shall surrender such Certificate, duly endorsed, at the principal corporate trust office of the Trustee, and shall give written notice of conversion in the form provided on the

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form of Certificate (or such other notice that is acceptable to the Company) to the Trustee that the holder elects to convert such Certificate or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the Beneficial Interest to be issued on such conversion shall be registered by the Bankruptcy Trustee pursuant to the Trust Agreement. Each such Certificate surrendered for conversion shall, unless the Beneficial Interest issuable on conversion is to be issued in the name of the holder of such Certificate as it appears on the Certificate register, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Trustee shall deliver to the Bankruptcy Trustee an Assignment of Beneficial Interest pursuant to Section 6.6.2 of the Trust Agreement in respect of the portion of the Beneficial Interest then held by the Trustee to be assigned to the holder of the Certificate being converted. In case any Certificate representing more than 1,000 Units shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder of the Certificate so surrendered, without charge to him, a new Certificate representing a number of Units equal to the unconverted Units of the surrendered Certificate.

         In connection with any conversion of a Certificate, the Company shall, upon the request of the Trustee, promptly pay to the Trustee for payment to the Bankruptcy Trustee, the amount, if any, required by the Bankruptcy Trustee pursuant to Section 6.6.2 of the Trust Agreement, to pay the reasonable transfer charges established by the Bankruptcy Trustee or the registrar and transfer agent under the Trust Agreement for the purpose of reimbursing the FPFI Trust and such transfer agent and registrar for the expenses incident to such transfer of the Beneficial Interest to be issued to the holder of the Certificate to be converted, including any tax or other governmental charge assessed in connection with such transfer.

         (iii) Responsibility of Trustee. Neither the Trustee nor any other conversion agent shall be responsible or accountable with respect to the validity or value (or the kind or amount) of any Beneficial Interest in the FPFG Trust, to issue, transfer or deliver any Beneficial Interest in respect of any Assignment of Beneficial Interest delivered by the Trustee or to comply with any of the duties, responsibilities or covenants of the Bankruptcy Trustee contained in the Trust Agreement.

         Section 2.4 Date and Denomination of Certificates.

         (a) Simultaneously with the assignment of the Claim to the Trustee, the Company shall issue, and request the Trustee to authenticate and deliver, the Certificates to the Noteholders representing in the aggregate 33,212,000 Units of participation representing pro rata interests in the funds to be distributed from the FPFI Trust to the Trustee (the "Units"), each Noteholder to receive a Certificate representing the applicable percentage of the total authorized Units equal to the ratio that the principal amount of a Noteholder's Note bears to the total principal amount of all outstanding Notes. Every Certificate shall be dated the date of its authentication. All Certificates shall be issued in an authorized number of Units equal to 1,000 Units or an integral multiple thereof.

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         (b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Certificates and shall otherwise comply with Trust Indenture Act
Section 312(a).

         Section 2.5 Exchange and Registration of Transfer of Certificates; Restrictions on Transfer.

         (a) The Trustee shall keep a register (the register maintained in such office and in any other office or agency of the Trustee as the Trustee shall designate from time to time being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers of Certificates. Such Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed "Registrar" for the purpose of registering Certificates and transfers of Certificates as herein provided. The Trustee may appoint one or more co-registrars.

         Upon surrender for registration of transfer of any Certificate to the Registrar or any co-registrar and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Certificates of any authorized number of Units and of a like aggregate number of Units.

         Certificates may be exchanged for other Certificates of a like aggregate number of Units upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Certificates that the Certificateholder making the exchange is entitled to receive.

         All Certificates presented or surrendered for registration of transfer or for exchange shall (if so required by the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, executed by the Certificateholder thereof or his attorney duly authorized in writing.

         No service charge shall be charged to the Certificateholder for any exchange or registration of transfer of Certificates, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

         All Certificates issued upon any transfer or exchange of Certificates shall be entitled to the same benefits under this Indenture as the Certificates surrendered upon such registration of transfer or exchange.

         (b) Each holder of a Certificate agrees to indemnify the Company and the Trustee from and against any liability that may result from the transfer, exchange or assignment


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of such holder's Certificate in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

         Section 2.6 Mutilated, Destroyed, Lost or Stolen Certificates. In case any Certificate shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and at the written direction of the Company, the Trustee shall authenticate and make available for delivery, a new Certificate bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Certificate or in lieu of and in substitution for the Certificate so destroyed, lost or stolen. The Trustee may charge such applicant for the expenses of the Trustee in replacing a Certificate. In every case the applicant for a substituted Certificate shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Certificate and of the ownership thereof.

         Every substitute Certificate issued pursuant to the provisions of this
Section 2.6 in lieu of any Certificate that is destroyed, lost or stolen shall be enforceable by the holder thereof, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Certificates duly issued hereunder. To the extent permitted by law, all Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Certificates and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

         Section 2.7 Cancellation of Certificates Paid, Etc. All Certificates surrendered for the purpose of exchange or registration of transfer shall be surrendered to the Trustee and promptly canceled by it and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.

     3.  Article III of the Indenture is hereby deleted in its entirety.

     4. Article IV of the Indenture is hereby amended in its entirety so as to read as follows:

                                   ARTICLE IV

                       PARTICULAR COVENANTS OF THE COMPANY

         Section 4.1 Cash Payments and Assignment. The Company covenants and agrees that it shall pay or cause to be paid to the FPFI Trust the Cash Payments at the places, at the respective times and in the manner provided in the Settlement Agreement and in the Plan. Additionally, the Company covenants and agrees that it shall execute and deliver to the Trustee


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the Assignment at the places, at the respective times and in the manner provided in the Settlement Agreement and in the Plan.

         Section 4.2 Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.11 of the Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

     5.  Article V of the Indenture is hereby deleted in its entirety.

     6. Article VI of the Indenture is hereby amended in its entirety so as to read as follows:

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         Section 6.1 Proceedings by Trustee. In the case of any failure by the Bankruptcy Trustee to make timely distributions to the Trustee, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture and the Plan against the Bankruptcy Trustee and the FPFI Trust in accordance with Section 12 of the Plan.

         Section 6.2 Proceedings by Certificateholder. No holder of any Certificate shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, the Notes, the Certificates, the Settlement Agreement or this Supplemental Indenture unless an Assignment of Beneficial Interest has been executed to register such Certificate's pro rata portion of the Assignment directly in the name of such holder pursuant to
Section 2.3(c) of this Supplemental Indenture. If an Assignment of Beneficial Interest has been executed to register such Certificate's pro rata portion of the Assignment directly in the name of such holder pursuant to Section 2.3(c) of this Supplemental Indenture, such holder may in its discretion proceed to protect and enforce the rights vested in it by this Supplemental Indenture and the Plan against the Bankruptcy Trustee and the FPFI Trust in accordance with
Section 12 of the Plan.

     7.  Article VII of the Indenture is hereby amended as follows:

         (a) Solely for this amendment of Article VII of the Indenture, the term "Event of Default" shall have the meaning specified in Section 12.1 of the Plan.

         (b) Solely for this amendment of Article VII of the Indenture, the term "Indenture" shall mean this Supplemental Indenture.

         (c) Solely for this amendment of Article VII of the Indenture, the term "Note" or "Notes" shall mean the Certificate or Certificates, as defined in this Supplemental Indenture.

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         (d) Solely for this amendment of Article VII of the Indenture, the term
"Noteholder" or "holder" shall mean Certificateholder or holder as defined in this Supplemental Indenture.

         (e) Subparagraph (3) under Section 7.1(c) is hereby deleted in its entirety.

         (f) Paragraph (g) under Section 7.3 is hereby deleted in its entirety.

         (g) Paragraph (h) under Section 7.3 is hereby deleted in its entirety.

         (h) Section 7.6 is hereby amended in its entirety to read as follows:

         Section 7.6 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extend required by law. The Trustee shall be under no liability for interest on any money received by it.

     8.  Article VIII of the Indenture is hereby amended as follows:

         (a) Solely for this amendment of Article VIII of the Indenture, the term "Indenture" shall mean this Supplemental Indenture.

         (b) Solely for this amendment of Article VIII of the Indenture, the term "Note" or "Notes" shall mean Certificate or Certificates, as defined in this Supplemental Indenture.

         (c) Solely for this amendment of Article VIII of the Indenture, the term "Noteholder" or "holder" shall mean Certificateholder or holder, as defined in this Supplemental Indenture.

         (d) Any and all references to "conversion agent" are hereby deleted.

         (e) Section 8.2 is hereby amended by deleting the reference to Section
9.5 of the Indenture.

         (f) Section 8.3 is hereby amended in its entirety to read as follows:

         Section 8.3 Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent and any Registrar may deem the Person in whose name any Certificate shall be registered upon the Register, and may treat such Person as, the absolute owner of such Certificate (whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of such Certificate; and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon order of

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such holder, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Certificate.

         9. Article IX of the Indenture is hereby deleted in its entirety.

         10. Article X of the Indenture is hereby deleted in its entirety.

         11. Article XI of the Indenture is hereby amended in its entirety so as to read as follows:

                                   ARTICLE XI

                    CONSOLIDATION, MERGER, SALE, CONVEYANCE,
                               TRANSFER AND LEASE

         Section 11.1 Successor Company to be Substituted. In case of any consolidation, merger, sale, conveyance, transfer or lease of all or substantially all of its assets by the Company and upon the assumption by the resulting, surviving or transferee Person (the "Successor Company"), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party hereto. When a Successor Company duly assumes all the obligations of the Company pursuant to a supplemental indenture, the predecessor shall be released from all such obligations.

         12. Article XII of the Indenture is hereby deleted in its entirety.

         13. Article XIII of the Indenture is hereby amended in its entirety so as to read as follows:

                                  ARTICLE XIII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         Section 13.1 Indenture and Certificates Solely Corporate Obligations. No recourse for any payment with respect to any Certificate, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any subsequent supplemental indenture or in any Certificate, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly


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waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Certificates.

         14. Article XIV of the Indenture is hereby deleted in its entirety.

         15. Article XV of the Indenture is hereby deleted in its entirety.

         16. Article XVI of the Indenture is hereby amended in its entirety so as to read as follows:

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         Section 16.1 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Certificates on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being sent by prepaid overnight delivery or being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to FirstPlus Financial Group, Inc., 1750 Regal Row, Dallas, Texas 75235, Attention: Chief Financial Officer, with a copy to Ronald J. Frappier, Esq., Jenkens & Gilchrist, 1445 Ross Ave., Suite 3200, Dallas, Texas 75202. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being sent by prepaid overnight delivery or being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services.

         The Trustee, by notice to the Company and the Bankruptcy Trustee, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Certificateholder shall be mailed to him by first class mail, postage prepaid, at the address of such Certificateholder as it appears on the Register and shall be sufficiently given to such Certificateholder if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Certificateholder or any defect in it shall not affect its sufficiency with respect to other Certificateholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 16.2 Provisions Binding on Company's Successors. All of the covenants, stipulations, promises and agreements in this Indenture made by the Company shall bind its successors and assigns whether so expressed or not. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and


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effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         Section 16.3 Governing Law. This Indenture and each Certificate shall be deemed to be a contract made under the substantive laws of New York and for all purposes shall be construed in accordance with the substantive laws of New York without regard to conflicts of laws principles thereof.

         Section 16.4 Conflicts. To the extent that the provisions contained in this Indenture relating to the duties or obligations of the Company are in conflict with the Plan, the Trust Agreement or the Settlement Agreement, the provisions in the Plan, the Trust Agreement and the Settlement Agreement, as applicable, shall control.

         Section 16.5 Benefits of Supplemental Indenture. Nothing in this Indenture or in the Certificates, expressed or implied, shall give to any Person, other than the parties hereto and the holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 16.6 Headings. The titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 16.7 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 16.8 Validity. The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

     HSBC Bank USA hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly signed, all as of the date first written above.

                                  FIRSTPLUS FINANCIAL GROUP, INC.

                                  By:    /s/ Daniel T. Phillips
                                     ------------------------------------------
                                  Name:  Daniel T. Phillips
                                       ----------------------------------------
                                  Title: Chairman/CEO
                                        ---------------------------------------

                                  HSBC BANK USA,
                                  as Trustee

                                  By:    /s/ Russ Paladino
                                     ------------------------------------------
                                  Name:  Russ Paladino
                                       ----------------------------------------
                                  Title: Vice President
                                        ---------------------------------------